UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  January 15, 2014

Brown & Brown, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	001-13619	59-0864469
(State or Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

220 South Ridgewood Avenue, Daytona Beach, Florida 32114
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (386) 252-9601

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On January 15, 2014, Brown & Brown, Inc. (the “Company”), a Florida corporation, Brown & Brown Acquisition Group, LLC (“Merger Sub”), a Delaware limited liability company and wholly-owned subsidiary of the Company, The Wright Insurance Group LLC, a Delaware limited liability company (“Wright”), and Teiva Securityholders Representative, LLC, solely in its capacity as the representative of Wright’s securityholders (the “Representative”), entered into a merger agreement (the “Agreement”).  The Agreement contemplates that the Merger Sub will merge with and into Wright, with Wright as the surviving corporation (the “Merger”).

Immediately upon the consummation of the Merger, Wright’s equity interests will be converted into the rights to receive cash equal, collectively, to $602.5 million.  This amount is composed of cash payments of $587.5 million for the Programs Business, $7.5 million for Wright National Flood Insurance Company (“WNFIC”) and $7.5 million for WNFIC statutory surplus.  In addition, Wright’s equityholders may receive additional consideration of up to $37.5 million in cash in the event of the closing of certain acquisition transactions by Wright and its affiliates (or, after the closing of the acquisition of Wright, by the Company and its affiliates) prior to July 15, 2015.

Under the Agreement, the Merger is subject to certain closing conditions including the receipt of required regulatory approvals for the transaction (including the approval of antitrust authorities necessary to complete the acquisition).  In addition, the Merger is subject to approval by Wright’s equityholders (which include a relatively small number investors who effectively control Wright) and this approval is anticipated to be sought later this week.  If the Merger is not closed by July 15, 2014 (which may potentially be extended to October 15, 2104 if the only then-outstanding conditions are obtaining regulatory approvals), either party may terminate the Agreement.

A copy of the Agreement will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending March 31, 2014.

Other than in respect of the Agreement, the Company and the Merger Sub have no material relationship with Wright or the Representative.

This Form 8-K contains Forward Looking Statements, including those regarding the closing of the Merger.  These statements are not historical facts, but instead represent only the Company’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control.  It is possible that actual events may differ, possibly materially, from the anticipated events indicated in these forward-looking statements.  These risks and uncertainties include, but are not limited to those set forth in the Press Release attached as Exhibit 99.1 hereto.

Item 7.01 Regulation FD Disclosure

On January 15, 2014, the Company issued a press release announcing the execution of the Agreement.  The press release is attached as Exhibit 99.1.

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The information furnished herewith pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed to be filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  The information in this Current Report shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)      Exhibits

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release dated January 15, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brown & Brown, Inc.

January 15, 2014	By:	/s/ Cory T. Walker
Cory T. Walker
Sr. Vice President, Treasurer and
Chief Financial Officer

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